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                                                                      Exhibit 23


 PRICE WATERHOUSE LLP     1177 Avenue of the Americas     Telephone 212 596 7000
                          New York, NY 10036              Facsimile 212 596 8910


PRICE WATERHOUSE                                                          [LOGO]


April 20, 1998

REPORT OF INDEPENDENT ACCOUNTANTS

To the Trustees of
Performance Funds Trust


We have examined management's assertion about Performance Funds Trust's (the "Trust") compliance with the requirements of subsections (b) and (c) of Rule 17f-2 under the Investment Company Act of 1940 ("the Act") as of March 31, 1998 included in the accompanying Management Statement Regarding Compliance with Certain Provisions of the Investment Company Act of 1940. Management is responsible for the Trust's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Trust's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and accordingly included examining, on a test basis, evidence about the Trust's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. Included among our procedures were the following tests performed as of March 31, 1998, and for the period from November 1, 1997 through March 31, 1998, with respect to agreement of purchases and sales of securities and similar investments, without prior notice to management:

o Count and inspection of all securities and similar investments located in the vault of Trustmark National Bank in Jackson, Mississippi;

o Confirmation of all securities and similar investments held by institutions in book entry form (the Federal Reserve Bank of Atlanta, the Depository Trust Company and The Bank of New York);

o Reconciliation of confirmation results as to all such securities and similar investments to the books and records of the Trust and the Custodian; and

o Testing of liquidation of all receivables for securities sold but not delivered and all other reconciling items between the books and records of the Trust and those of the custodian;

o Agreement of five investment purchases and five investment sales or maturities since our last examination from the books and records of the Trust to respective trade tickets.
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To the Trustees of
Performance Funds Trust
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                                                                          [LOGO]

We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Trust's compliance with specified requirements.

In our opinion, management's assertion that Performance Funds Trust was in compliance with the above mentioned provisions of Rule 17f-2 of the Investment Company Act of 1940 as of March 31, 1998 is fairly stated, in all material respects.

This report is intended solely for the information and use of management of Performance Funds Trust and Securities and Exchange Commission and should not be used for any other purpose.

/s/ Price Waterhouse LLP
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                 MANAGEMENT STATEMENT REGARDING COMPLIANCE WITH
            CERTAIN PROVISIONS OF THE INVESTMENT COMPANY ACT OF 1940


We, as members of management of Performance Funds Trust (the "Trust"), are responsible for complying with the requirements of subsections (b) and (c) of Rule 17f-2, "Custody of Investments by Registered Management Investment Companies," of the Investment Company Act of 1940. We are also responsible for establishing and maintaining an effective internal control structure over compliance with those requirements. We have performed an evaluation of the Trust's compliance with the requirements of subsections (b) and (c) of Rule 17f-2 as of March 31, 1998.

Based on this evaluation, we assert that the Trust was in compliance with those provisions of Rule 17f-2 of the Investment Company Act of 1940 as of March 31, 1998 with respect to securities and similar investments reflected in the investment accounts of the Trust.



Performance Funds Trust

By:
       /s/ Richard B. Ille
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Mr. Richard Ille
Assistant Secretary - Performance Funds Trust